SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K/A
(Amendment No. 1)
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 333-159577

Date of Report: November 15, 2010

ARCIS RESOURCES CORPORATION
f/k/a MOUNTAIN RENEWABLES, INC.
(Exact name of registrant as specified in its charter)

Nevada	37-1563401
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

4320 Eagle Point Parkway, Suite A, Birmingham Alabama	35242
(Address of principal executive offices)	(Zip Code)

(205) 453-9650
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment No. 1
This amendment is being filed in order to modify the first paragraph to clarify the circumstances under which Friedman LLP declined to serve as the registered public accounting firm for Arcis Resources Corporation, which was known as “Mountain Renewables, Inc.” at all times discussed in this Report.

Item 4.01	Change in Registrant’s Certifying Accountant

On September 22, 2010 Mountain Renewables, Inc. completed a reverse merger in which the shareholders of Arcis Energy, Inc. and the members of Gulf Coast Energy Distribution, LLC received a majority of the capital stock of Mountain Renewables, Inc. in exchange for the equity interests in those two companies.  At the time of the reverse merger, Friedman LLP was the auditor of record for Gulf Coast Energy Distribution, LLC.  Accordingly, by reason of the reverse merger, but without any formal or informal agreement between Friedman LLP and Mountain Renewables, Inc., the Company believed that Friedman LLP became the registered public accounting firm for Mountain Renewables, Inc.  However, Friedman LLP never accepted to serve as the registered public accounting firm for Mountain Renewables, Inc. As such, Friedman LLP declined to serve as the registered public accounting firm for Mountain Renewables, Inc.

Friedman LLP did not render an audit report on any of Mountain Renewables, Inc.’s financial statements.  Friedman LLP did render an audit opinion on the financial statements of Gulf Coast Energy Distribution, LLC,  for the years ended December 31, 2009 and 2008, which was included in the Current Report on Form 8-K filed by Mountain Renewables, Inc. on September 22, 2010.  The audit of Friedman LLP on Gulf Coast Energy Distribution, LLC’s financial statements for the years ended December 31, 2009 and 2008 contained a modification expressing substantial doubt about the ability of Gulf Coast Energy Distribution, LLC to continue as a going concern.  The audit of Friedman LLP on Gulf Coast Energy Distribution, LLC’s financial statements for the years ended December 31, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion or qualification.  Friedman LLP did not, during the applicable periods, advise Mountain Renewables, Inc. of any of the enumerated items described in Item 304(a)(1)(iv) of Regulation S-K.

Gulf Coast Energy Distribution, LLC and Friedman LLP have not, during Gulf Coast Energy Distribution, LLC’s two most recent fiscal years or any subsequent period through the date of dismissal, had any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Friedman LLP’s satisfaction, would have caused Friedman LLP to make reference to the subject matter of the disagreement in connection with its reports.

Mountain Renewables, Inc. has requested Friedman LLP to furnish a letter addressed to the Securities Exchange Commission stating whether or not Friedman LLP agrees with the statements in this 8-K/A (Amendment No. 1).  A copy of the letter is filed as an exhibit to this 8-K/A.

Mountain Renewables, Inc. has retained the firm of Rosenberg Rich Baker Berman & Company to serve as its principal independent accountant.  At no time during the past two fiscal years or any subsequent period prior to November 15, 2010 did Mountain Renewables, Inc. consult with Rosenberg Rich Baker Berman & Company regarding any matter of the sort described above with reference to Friedman LLP, any issue relating to the financial statements of Mountain Renewables, Inc., or the type of audit opinion that might be rendered for Mountain Renewables, Inc.

Item 9.01	Financial Statements and Exhibits

Exhibits

16.	Letter from Friedman LLP dated December 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Dated: December 8, 2010	Arcis Resources Corporation (f/k/a Mountain Renewables, Inc.)
By: Kenneth A. Flatt, Jr.
Kenneth A. Flatt, Jr. Chief Executive Officer